[LETTERHEAD FOR MARKETING SPECIALISTS]


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 3, 2000, except for notes 2 and 9 as to which the dates are April 9, 2001 and March 30, 2000, respectively, included in Marketing Specialist Corporation's Annual Report on Form 10-K for the year ended December 31, 2000, into Marketing Specialists Corporation's previously filed registration statement No. 333-85523 on Form S-8. It should be noted that we have performed no audit procedures subsequent to March 3, 2000, the date of our report, except with respect to the notes 2 and 9 as to which the dates are April 9, 2001 and March 30, 2000, respectively. Furthermore, we have not audited any financial statements of Marketing Specialists Corporation as of any date or for any period subsequent to December 31, 1999.


                                                Arthur Andersen LLP


Boston, Massachusetts
April 20, 2001